UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NORTHWEST PIPE COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NORTHWEST PIPE COMPANY

5721 SE Columbia Way, Suite 200

Vancouver, Washington 98661

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Northwest Pipe Company:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Northwest Pipe Company (the “Company”) will be held on Tuesday, May 13, 2008 at the Heathman Hotel, 1001 SW Broadway, Portland, OR 97205, at 9:00 a.m., local time. The purposes of the Annual Meeting will be:

1.	Election of Directors. To elect one director to hold office for a term of three years or until his respective successor is elected and qualified; and,

2.	Other Business. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 17, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

Brian W. Dunham

President and Chief Executive Officer

Portland, Oregon

April 9, 2008

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

NORTHWEST PIPE COMPANY

5721 SE Columbia Way, Suite 200

Vancouver, Washington 98661

(360) 397-6350

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2008

INTRODUCTION

General

This Proxy Statement and the accompanying 2007 Annual Report to Shareholders are being furnished to the shareholders of Northwest Pipe Company, an Oregon corporation (the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors”) for use at the Company’s annual meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, May 13, 2008 at the Heathman Hotel, 1001 SW Broadway, Portland, OR 97205, at 9:00 a.m., local time. At the Annual Meeting, shareholders will be asked to elect one member to the Board of Directors and to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card and the 2007 Annual Report to Shareholders, are first being mailed to shareholders of the Company on or about April 17, 2008.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on March 17, 2008 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were 9,137,633 shares of Common Stock then outstanding. The presence in person or by proxy of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the nominee for election to the Board of Directors. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Northwest Pipe Company, 5721 SE Columbia Way, Suite 200, Vancouver, Washington, 98661, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

ELECTION OF DIRECTORS

At the Annual Meeting, one director will be elected for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominee named below. The Board of Directors believes that the nominee will stand for election and will serve if elected as a director. However, if the person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

The Company’s Articles of Incorporation and Bylaws provide that the Board of Directors shall be composed of not less than six and not more than nine directors. Effective after the election of directors at the Annual Meeting, the number of directors will be fixed at six. The Company’s directors are divided into three classes. The term of office of only one class of directors expires each year, and their successors are generally elected for terms of three years, and until their successors are elected and qualified. There is no cumulative voting for election of directors.

The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominee for director. If a quorum is present, the Company’s Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

Information as to Nominee and Continuing Directors

The following table sets forth the names of and certain information about the Board of Directors’ nominee for election as a director and those directors who will continue to serve after the Annual Meeting.

	Age	Director Since	Expiration of Current Term
Nominee:
William R. Tagmyer	70	1986	2008

Continuing Directors:
Brian W. Dunham	50	1995	2009
Richard A. Roman	56	2003	2009
Michael C. Franson	53	2007	2010
Wayne B. Kingsley	65	1987	2010
Keith R. Larson	50	2007	2010

Nominee for Director

William R. Tagmyer has been the Chairman of the Board of Directors since 1986. From 1986 to January 1998, Mr. Tagmyer also served as President of the Company and from 1986 to January 2001 as Chief Executive Officer. He worked for L. B. Foster Company, another steel pipe manufacturer, from 1975 to 1986. Prior to 1975, Mr. Tagmyer was employed by the U.S. Steel Corporation and FMC Corporation in the areas of sales, marketing, product management and contract administration.

Continuing Directors

Brian W. Dunham has been a director of the Company since August 1995. Mr. Dunham has been President of the Company since January 1998 and became Chief Executive Officer in January 2001. Prior to becoming President, Mr. Dunham had served as the Company’s Chief Financial Officer, Vice President, Treasurer and

Secretary since 1990 and became Executive Vice President in 1995 and Chief Operating Officer in February 1997. From 1981 to 1990, he was employed by Coopers & Lybrand LLP, an independent public accounting firm. Mr. Dunham also serves on the board of directors of Avista Corp., a provider of energy and energy-related services.

Richard A. Roman has been a director of the Company since 2003. Mr. Roman is the President of Columbia Ventures Corporation, a private investment company which historically has focused principally on the international metals and telecommunications industries. Prior to joining Columbia Ventures Corporation, Mr. Roman was a partner at Coopers & Lybrand, an independent public accounting firm.

Michael C. Franson has been a director of the Company since January 2007. He was previously a director from 2001 until 2005. Mr. Franson is a founder and is President of St. Charles Capital LLC, an investment banking firm formed in 2005. St. Charles Capital provides expertise in mergers and acquisitions, raising private capital, and financial advisory services for middle-market companies across the United States. Prior to founding St. Charles Capital, Mr. Franson was a managing director at The Wallach Company (“TWC”), which was subsequently sold to KeyCorp, the parent of KeyBanc Capital Markets. Prior to joining TWC, Mr. Franson was a partner at Boettcher and Company, a regional investment-banking firm located in Denver. Mr. Franson began his career as an equity analyst at Pacific Mutual Insurance Company, located in Newport Beach, California.

Wayne B. Kingsley has been a director of the Company since 1987. Mr. Kingsley is Chairman of the Board of Directors of American Waterways, Inc., a passenger vessel operator. From 1985 to 2002, Mr. Kingsley served as Chairman of the Board of Directors of InterVen Partners, Inc., a venture capital management company, and served as General Partner of the venture capital funds managed by InterVen Partners, Inc.

Keith R. Larson has been a director of the Company since May 2007. Mr. Larson is a Vice President of Intel Corporation and Managing Director of Intel Capital, Intel Corporation’s venture investment group. Mr. Larson was appointed Vice President in 2006 and has served as a Managing Director of Intel Capital since 2004, managing a team of investment professionals focused on identifying, making, and managing strategic investments in the manufacturing, memory, and digital health sectors. For approximately three months in 2004, Mr. Larson managed the Western Europe and Israel investment team of Intel Capital. From 1999 to 2003, Mr. Larson was a Sector Director managing teams of investment professionals investing in communications, networking, and data storage sectors.

The Board of Directors has determined that Michael C. Franson, Wayne B. Kingsley, Keith R. Larson and Richard A. Roman are independent as defined by applicable Nasdaq Stock Market rules.

Retiring Director

Neil R. Thornton has notified the Company of his intent to retire from the Board of Directors effective at the 2008 Annual Meeting. Mr. Thornton has been a director of the Company since 1995. He was previously a director of the Company from 1986 to 1993. Mr. Thornton was President and Chief Executive Officer of American Steel, L.L.C., a distributor of carbon steel products, from 1985 until his retirement in January 1998.

Board of Directors and Board Committees

The Board of Directors met four times during 2007. Each director attended more than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served. Members of the Board of Directors are encouraged to attend the Company’s annual meeting of shareholders each year. All of the members of the Board of Directors attended the Company’s 2007 Annual Meeting of Shareholders. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

Executive Committee. The Executive Committee of the Board of Directors, comprised of Messrs. Dunham, Kingsley, and Tagmyer, exercises the authority of the Board of Directors between meetings of the Board, subject to certain limitations. The Executive Committee did not meet in 2007.

Audit Committee. The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit committee, which is available on the Company’s website at www.nwpipe.com. The Audit Committee is comprised of Messrs. Roman, Kingsley and Thornton. Each member of the Audit Committee is “independent” as defined by applicable U.S. Securities and Exchange Commission (“SEC”) and Nasdaq Stock Market rules. The Board of Directors has determined that Mr. Roman qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee met twelve times in 2007.

Compensation Committee. The Compensation Committee of the Board of Directors determines the compensation levels of the Company’s executive officers, makes recommendations to the Board of Directors regarding changes in compensation and administers the Company’s stock option plans. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.nwpipe.com. The Compensation Committee is comprised of Messrs. Franson, Roman, Thornton and Larson. The Compensation Committee met five times in 2007.

Nominating Committee; Nominations by Shareholders. The Nominating Committee of the Board of Directors selects nominees for election as directors. The Board of Directors has adopted a written charter for the Nominating Committee, which is available on the Company’s website at www.nwpipe.com. The Nominating Committee is comprised of Messrs. Kingsley, Roman, Franson and Larson. Each of the members of the Nominating Committee is “independent” as defined by applicable Nasdaq Stock Market rules. The Nominating Committee did not meet in 2007.

Shareholder recommendations as to candidates for election to the Board of Directors may be submitted to Corporate Secretary, Northwest Pipe Company, 5721 SE Columbia Way, Suite 200, Vancouver, Washington, 98661. The Nominating Committee will evaluate potential nominees, including shareholder nominees, by reviewing qualifications, considering references, conducting interviews and reviewing such other information as the members of the Nominating Committee deem relevant. The Nominating Committee has not employed any third parties to help identify or screen prospective directors in the past, but may do so at the discretion of the Nominating Committee.

The Company’s Bylaws permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company’s Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice of nomination must also set forth certain information specified in the Company’s Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

Director Compensation

The members of the Company’s Board of Directors are reimbursed for travel expenses incurred in attending Board meetings. In addition, each nonemployee member of the Board of Directors receives a $24,000 annual retainer, $1,000 for each Board meeting attended, $500 for each telephonic Board meeting attended and $500 for each meeting of a committee of the Board attended. In addition, each Committee Chairman receives an additional

$5,000 annual retainer. The Company’s 1995 Stock Option Plan for Nonemployee Directors (the “1995 Nonemployee Director Plan”) provides that an option to purchase 5,000 shares of Common Stock is granted to each new nonemployee director at the time such person is first elected or appointed to the Board of Directors. In addition, each nonemployee director receives an option to purchase 2,000 shares of Common Stock annually after each annual meeting of shareholders. The number of options which may be granted under the 1995 Nonemployee Director Plan in any fiscal year may not exceed 20,000, subject to stock splits and similar events, and a total of 100,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1995 Nonemployee Director Plan. Additionally, a total of 600,000 shares of Common Stock have been reserved for issuance of awards granted under the Company’s 2007 Stock Incentive Plan. On May 30, 2007 options to purchase 2,000 shares of Common Stock, at $34.77 each, were granted to each of Messrs. Franson, Kingsley, Roman, and Thornton. Options to purchase 7,000 shares of Common Stock, at $34.77 each, were granted to Mr. Larson. Options granted to the Directors vest immediately on the date of grant.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Michael C. Franson	$30,000	$34,809	$—	$64,809
Wayne B. Kingsley	38,000	34,809	—	72,809
Keith R. Larson	22,500	87,023	—	109,523
Richard A. Roman	40,500	34,809	—	75,309
William R. Tagmyer	—	—	167,876	167,876
Neil R. Thornton	40,500	34,809	—	75,309

(1)	Stock option awards were made on May 30, 2007 at an exercise price of $34.77. The amounts included in this column represent the amount recognized by the Company in 2007 for financial statement reporting purposes for the fair value of stock options vested with respect to each of the directors, in accordance with SFAS 123R. These amounts do not correspond to the actual value that will be recognized by the directors. For information on the SFAS 123R valuation assumptions with respect to grants made in 2007, refer to the note on Stock-Based Compensation Plans included in the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	As of December 31, 2007, each director had the following number of options outstanding: Mr. Franson, 2,000; Mr. Kingsley, 20,000; Mr. Larson, 7,000; Mr. Roman, 15,000; Mr. Tagmyer, 38,710; Mr. Thornton, 16,000.

(3)	Amount includes $150,000 base salary, amounts contributed to Mr. Tagmyer’s qualified 401(k) defined contribution plan and amounts paid by the Company for his automobile allowance.

Employment Agreement

The Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Tagmyer effective November 14, 2000. The Employment Agreement is for a term ending on December 31, 2010, unless terminated earlier by the parties. The Employment Agreement provides that through 2010, Mr. Tagmyer will receive a base salary of $150,000 per year. If the Employment Agreement is terminated by Mr. Tagmyer or by the Company for “cause” (as defined), Mr. Tagmyer would be paid all compensation and expenses to which he is entitled through the date of termination of the Employment Agreement. If the Employment Agreement is terminated by the Company for any reason other than for “cause” or as a result of Mr. Tagmyer’s death, Mr. Tagmyer would be entitled to receive all of the remaining payments that he would have been entitled to receive under the Employment Agreement if it had not been terminated. If the Employment Agreement is terminated as a result of Mr. Tagmyer’s death, Mr. Tagmyer’s beneficiary or estate would be entitled to receive fifty percent of the remaining payments under the Employment Agreement to which Mr. Tagmyer would have been entitled had he survived. The Employment Agreement contains certain noncompetition provisions that apply to Mr. Tagmyer’s activities during the term of the Employment Agreement and for a period of one year after the later of the date of termination of the Agreement or the date the last payment is made under the Agreement.

Compensation Committee Interlocks and Insider Participation

Messrs. Roman, Thornton, Franson and Larson, all of whom are outside directors, served on the Compensation Committee in 2007. No director or executive officer of the Company serves on the compensation committee of the board of directors of any company for which Messrs. Roman, Thornton, Franson or Larson serve as executive officers or directors.

Communications with Directors

Shareholders and other parties interested in communicating directly with the members of the Board of Directors may do so by writing to: Board of Directors, Northwest Pipe Company, 5721 SE Columbia Way, Suite 200, Vancouver, Washington, 98661.

EXECUTIVE OFFICERS

Information with respect to the Company’s current executive officers is set forth below. Officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company
Brian W. Dunham	50	Director, Chief Executive Officer and President
Charles L. Koenig	65	Senior Vice President
Robert L. Mahoney	46	Senior Vice President
Gary A. Stokes	55	Senior Vice President
Stephanie J. Welty	52	Senior Vice President, Chief Financial Officer and Corporate Secretary

Information concerning the principal occupation of Mr. Dunham is set forth under “Election of Directors.”

Charles L. Koenig was named Senior Vice President, Water Transmission Operations in July 2001. Effective January 1, 2008, Mr. Koenig transitioned into a special projects role. He had served as Vice President, Water Transmission since February 1997 and, prior to that, had served as Vice President—California Operations since 1993. He has been with the Company since 1992 and is a registered Professional Engineer. Previously, he was Operations Manager with Thompson Pipe and Steel Company, where he was employed for more than twenty years.

Robert L. Mahoney was named Senior Vice President, responsible for the Tubular Products Group, in June 2007. He had served as Vice President, Chief Strategic Officer since May 2005, as Vice President, Corporate Development since July 1998, and as Director of Business Planning and Development since 1996. Mr. Mahoney has been with the Company since 1992.

Gary A. Stokes was named Senior Vice President, responsible for the Water Transmission Group, effective January 2008. He had served as Senior Vice President, Sales and Marketing since July 2001, and as Vice President, Sales and Marketing since 1993. Mr. Stokes has been with the Company since 1987.

Stephanie J. Welty was named Senior Vice President, Chief Financial Officer and Corporate Secretary in November 2007. Prior to joining the Company, she was Chief Financial Officer at TriQuint Semiconductor, Inc., from 2005 to 2007. From 1994 to 2005 Ms. Welty served first as Accounting Manager, then Director of IT and Vice President of Finance at Triquint.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

The Board of Directors and executive management at Northwest Pipe Company believe that the performance and contribution of its executive officers are critical to the overall success of the Company. To attract, retain, and motivate the executives to accomplish the Company’s business strategy, the Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes executive compensation policies and oversees executive compensation practices at Northwest Pipe Company. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual and long-term goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of the Company’s peer companies. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its executives should include both cash and share-based compensation that reward performance as measured against established goals.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee exercises business judgment in determining the appropriate level and mix of executive compensation. The Compensation Committee and the Chief Executive Officer annually review the performance of each named executive officer (other than the Chief Executive Officer whose performance is reviewed by the Committee). Based on these reviews, the compensation committee makes compensation decisions, including salary adjustments and annual bonus awards, for the named executive officers.

Elements of Compensation

For the year ended December 31, 2007, the principal components of compensation for executive officers were:

•	base salary;

•	performance-based incentive compensation;

•	long-term incentive compensation;

•	retirement benefits; and

•	perquisites and other personal benefits.

Base Salary. The Company provides executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salaries are determined for each executive based on his or her position and responsibility by using market data; internal review of the executive’s compensation, both individually and relative to other executive officers; and individual performance of the executive. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Compensation Committee’s assessment of the individual executive’s performance.

Performance-Based Incentive Compensation. The Company provides executive officers and other employees with bonus compensation to compensate them for high performance and achievement of corporate goals. The bonus program gives the Compensation Committee the latitude to award cash incentive compensation to executive officers as a reward for the growth and profitability of the Company, and places a significant percentage of each executive officer’s compensation at risk. Awards are based on the Company’s achievement of certain financial performance measures for the year, including sales and net income measures. Awards to named executive officers under the bonus program for performance in 2007 had not been determined by the Compensation Committee as of the date of this Proxy Statement.

Long-Term Incentive Compensation. The Long Term Incentive Plan encourages participants to focus on long-term Company earnings and performance and provides an opportunity for executive officers and certain designated key employees to increase their compensation through cash-based performance unit awards based on a three-year performance cycle. Each annual award of performance units specifies a three-year cycle for determining the amount to be paid with respect to each award. For example, the performance units awarded in fiscal year 2007 were based upon the Company’s performance from 2004 through 2006. The performance measurement for the performance units awarded is the Company’s average return on assets as compared to a hurdle rate determined by the Compensation Committee.

Retirement Benefits. In order to provide competitive total compensation, the Company offers to its executive officers and certain designated key employees a nonqualified retirement savings plan, which provides executive officers with the opportunity to defer salary and bonus compensation for a period of years or until termination of employment. Executive officers who defer salary or bonus under this plan are credited with market-based returns. The Company may make a discretionary matching contribution based on deferrals made by the executive officer. In addition, the Company will make a contribution based on a target benefit projected for each participant. The target benefit projected is 1% of base salary in the year before attaining normal retirement age per year of employment (up to 35 years) with the Company.

The Company also offers a qualified 401(k) defined contribution plan. The ability of executive officers to participate fully in this plan is limited under IRS and ERISA requirements. The 401(k) plan encourages employees to save for retirement by investing on a regular basis through payroll deductions.

Perquisites and Other Personal Benefits. The Company provides executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract, retain and motivate employees for key positions. The Company is selective in its use of perquisites, utilizing perquisites that are commonly provided, the value of which is generally modest. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. The primary perquisites are car allowances, payment of spousal travel, club membership dues and life insurance premiums.

Summary of Cash and Certain Other Compensation

The following table reflects compensation earned by the Company’s Chief Executive Officer, each of the Company’s Chief Financial Officers who served during 2007, and each of the three other most highly compensated executive officers of the Company for the years ended December 31, 2007 and 2006 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Brian W. Dunham	2007	$545,000	(2)	$9,681	$53,948	$71,606	(4)	$680,235
Director, Chief Executive Officer and President	2006	520,000	400,000	18,602	18,601	70,923	(4)	1,028,126

John D. Murakami	2007	225,000	(2)	2,340	15,514	44,193	(5)	287,047
Vice President, Chief	2006	205,000	138,000	10,450	5,335	40,641	(5)	399,426
Financial Officer and Corporate Secretary

Stephanie J. Welty(10)	2007	40,000	(2)	—	—	2,815	(6)	42,815
Senior Vice President, Chief Financial Officer and Corporate Secretary

Charles L. Koenig	2007	245,000	(2)	3,194	18,744	62,854	(7)	329,792
Senior Vice President	2006	236,500	120,000	14,708	6,755	59,937	(7)	437,900

Robert L. Mahoney	2007	231,000	(2)	2,259	15,342	45,122	(8)	293,723
Senior Vice President	2006	205,000	86,500	10,244	5,212	39,755	(8)	346,711

Gary A. Stokes	2007	262,500	(2)	3,308	19,653	58,854	(9)	344,315
Senior Vice President	2006	250,000	135,000	15,095	7,026	60,610	(9)	467,731

(1)	Includes amounts earned in each of the respective years, even if deferred.

(2)	Annual bonus represents amount earned during the year. Actual payments may be made over subsequent years. As of the date of this Proxy Statement, the amount of the bonuses for the named executive officers for 2007 had not been determined by the Compensation Committee.

(3)	There were no stock option awards to named executive officers in 2007. The amounts included in this column represent the amount recognized by the Company in each of the respective years for financial statement reporting purposes for the fair value of stock options vested with respect to each of the named executives, in accordance with SFAS 123R. These amounts do not correspond to the actual value that will be recognized by the named executives. For information on the SFAS 123R valuation assumptions with respect to grants made prior to 2007, refer to the note on Stock-Based Compensation Plans included in the consolidated financial statements in the Company’s Annual Report on Form 10-K for the respective year-end.

(4)	Amount includes $41,608 and $39,574 in 2007 and 2006, respectively, contributed by the Company to Mr. Dunham’s nonqualified retirement savings plan, amounts contributed by the Company to Mr. Dunham’s qualified 401(k) defined contribution plan, and amounts paid by the Company for life insurance premiums, annual automobile allowance, club membership dues and spousal travel expenses.

(5)	Amount includes $21,963 and $19,800 in 2007 and 2006, respectively, contributed by the Company to Mr. Murakami’s nonqualified retirement savings plan, amounts contributed by the Company to Mr. Murakami’s qualified 401(k) defined contribution plan, and amounts paid for annual automobile allowance.

(6)	Includes amount paid by the Company for Ms. Welty’s annual automobile allowance.

(7)	Amount includes $41,737 and $39,002 in 2007 and 2006, respectively, contributed by the Company to Mr. Koenig’s nonqualified retirement savings plan, and amounts contributed by the Company to Mr. Koenig’s qualified 401(k) defined contribution plan, and amounts paid for annual automobile allowance.

(8)	Amount includes $17,976 and $16,731 in 2007 and 2006, respectively, contributed by the Company to Mr. Mahoney’s nonqualified retirement savings plan, amounts contributed by the Company to Mr. Mahoney’s qualified 401(k) defined contribution plan, and amounts paid by the Company for club membership dues, annual automobile allowance and spousal travel expenses.

(9)	Amount includes $30,018 and $28,447 in 2007 and 2006, respectively, contributed by the Company to Mr. Stokes’ nonqualified retirement savings plan, amounts contributed by the Company to Mr. Stokes’ qualified 401(k) defined contribution plan, and amounts paid by the Company for annual automobile allowance, club membership dues and spousal travel expenses.

(10)	Ms. Welty succeeded Mr. Murakami as Chief Financial Officer in November 2007.

Grants of Plan-Based Awards

The following table reflects grants of non-equity incentive plan awards earned by the Company’s Chief Executive Officer, each of the Company’s Chief Financial Officers who served during 2007, and each of the three other most highly compensated executive officers of the Company for the year ended December 31, 2007.

Name	Number of Non-Equity Incentive Plan Units Awarded (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)
Brian W. Dunham	2,258	$55,472
John D. Murakami	651	15,993
Stephanie J. Welty(2)	—	—
Charles L. Koenig	751	18,450
Robert L. Mahoney	651	15,993
Gary A. Stokes	794	19,506

(1)	The estimated future payouts are not determinable at this time. The amounts shown are representative amounts based on the performance and calculations used to determine the payout amounts for the year ended December 31, 2007.

(2)	Ms. Welty succeeded Mr. Murakami as Chief Financial Officer in November 2007.

Outstanding Equity Awards at 2007 Fiscal Year End

The following table sets forth, for each of the named executive officers, the equity awards that were made to such named executive officer that were outstanding at December 31, 2007.

Option Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable		Unexercisable
Brian W. Dunham	20,000 30,508 35,945 38,571 12,798	(1) (2) (3) (4) (5)	— — — — —	$21.000 14.750 13.563 14.000 17.900	02/19/2008 02/25/2009 05/02/2010 05/15/2011 05/23/2012

John D. Murakami	5,143 7,656 8,745 9,286 3,093	(1) (2) (3) (4) (5)	— — — — —	21.000 14.750 13.563 14.000 17.900	02/19/2008 02/25/2009 05/02/2010 05/15/2011 05/23/2012

Stephanie J. Welty(6)	—		—	—	—

Charles L. Koenig	7,714 11,553 13,272 13,590 4,223	(1) (2) (3) (4) (5)	— — — — —	21.000 14.750 13.563 14.000 17.900	02/19/2008 02/25/2009 05/02/2010 05/15/2011 05/23/2012

Robert L. Mahoney	1,857 7,281 8,582 9,286 2,986	(1) (2) (3) (4) (5)	— — — — —	21.000 14.750 13.563 14.000 17.900	02/19/2008 02/25/2009 05/02/2010 05/15/2011 05/23/2012

Gary A. Stokes	7,714 11,702 13,405 13,791 4,373	(1) (2) (3) (4) (5)	— — — — —	21.000 14.750 13.563 14.000 17.900	02/19/2008 02/25/2009 05/02/2010 05/15/2011 05/23/2012

(1)	These options were granted on February 19, 1998 and vested in sixty equal monthly installments beginning on March 19, 1998, and were fully vested on February 19, 2003.

(2)	These options were granted on February 25, 1999 and vested in sixty equal monthly installments beginning on March 25, 1999, and were fully vested on February 25, 2004.

(3)	These options were granted on May 2, 2000 and vested in sixty equal monthly installments beginning on June 2, 2000, and were fully vested on May 2, 2005.

(4)	These options were granted on May 15, 2001 and vested in sixty equal monthly installments beginning on June 15, 2001, and were fully vested on May 15, 2006.

(5)	These options were granted on May 23, 2002 and vest in sixty equal monthly installments beginning on June 23, 2002, and were fully vested on May 23, 2007.

(6)	Ms. Welty succeeded Mr. Murakami as Chief Financial Officer in November 2007.

2007 Option Exercises

There were no options exercised by the named executive officers in 2007.

2007 Nonqualified Deferred Compensation

The following table sets forth, for each named executive officer, the amounts of the contributions made by the Company and each named executive officer under the Company’s Deferred Compensation Plan, the earnings of each named executive officer under the Deferred Compensation Plan in 2007, and the balance of each named executive officer’s account under the Deferred Compensation Plan at December 31, 2007.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Brian W. Dunham	$12,500	$41,608	$18,426	$417,530
John D. Murakami	17,132	21,963	11,890	270,976
Stephanie J. Welty(2)	—	—	—	—
Charles L. Koenig	18,011	41,737	22,330	501,034
Robert L. Mahoney	39,725	17,976	14,717	341,837
Gary A. Stokes	17,000	30,018	17,475	390,935

(1)	These contributions are also reported in the Summary Compensation Table.

(2)	Ms. Welty succeeded Mr. Murakami as Chief Financial Officer in November 2007.

Change in Control Agreements

The Company has entered into change in control agreements (the “Agreements”) with its executive officers. Each of the Agreements was originally for a term ending July 19, 2001, provided that on that date and each anniversary thereafter, the term of the Agreements will be automatically extended by one year unless either party gives 90 days prior written notice that the term of an agreement shall not be so extended. If a “Change in Control” (as defined in the Agreements and described below) occurs during the term of Agreements, the Agreements will continue in effect until two years after the Change in Control.

If an executive officer’s employment with the Company is terminated within two years after a Change in Control either by the Company without “Cause” (as defined in the Agreements and described below) or by the executive officer for “Good Reason” (as defined in the Agreements and described below), the executive officer will be entitled to receive his or her full base salary through the date of termination and any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination plus (i) a lump sum payment equal to two year’s base salary (three years in the case of Mr. Dunham) and (ii) an amount equal to two times (three times in the case of Mr. Dunham) the average cash bonuses paid to the executive officer during the previous three years. In addition, the executive officer would be entitled to the continuation of health and insurance benefits for certain periods and all outstanding unvested stock options would immediately become fully vested. In the event that the payments made to an executive officer would be deemed to be a “parachute payment” under the Internal Revenue Code of 1986, an executive officer may choose to accept payment of a reduced amount that would not be deemed to be a “parachute payment.”

If an executive officer’s employment with the Company is terminated within two years after a Change in Control either by the Company for Cause or as a result of the executive officer’s disability or death, the executive officer will be entitled to receive his or her full base salary through the date of termination plus any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination.

For purposes of the Agreements, a “Change in Control” includes (i) any merger or consolidation transaction in which the Company is not the surviving corporation, unless shareholders of the Company immediately before such transaction have the same proportionate ownership of common stock of the surviving corporation in the transaction, (ii) the acquisition by any person of 30 percent or more of the Company’s total combined voting power, (iii) the liquidation of the Company or the sale or other transfer of substantially all of its assets, and (iv) a change in the composition of the Board of Directors during any two-year period such that the directors in office at the beginning of the period and/or their successors who were elected by or on the recommendation of two-thirds of the directors in office at the beginning of the period do not constitute at least a majority of the Board of Directors. For purposes of the Agreements, “Good Reason” includes (i) an adverse change in the executive officer’s status, title, position(s) or responsibilities or the assignment to the executive of duties or responsibilities which are inconsistent with the executive officer’s status, title or position, (ii) a reduction in the executive officer’s base salary or the failure to pay compensation otherwise due to the executive officer, (iii) a requirement that the executive officer be based anywhere other than within 10 miles of his or her job location before the Change in Control, (iv) the Company’s failure to continue in effect any compensation or employee benefit plan or program in effect before the Change in Control or any act or omission that would adversely effect the executive officer’s continued participation in any such plan or program or materially reduce the benefits under such plan or program, and (v) the failure by the Company to require any successor to the Company to assume the Company’s obligations under the Agreements within 30 days after a Change in Control. For purposes of the Agreements, “Cause” means the willful and continued failure to satisfactorily perform the duties assigned to the executive officer within a certain period after notice of such failure is given and commission of certain illegal conduct.

The amount of compensation payable to each named executive officer in each situation under a change in control is listed in the tables below. The amounts shown assume that a change in control occurred and that the employment of each executive was terminated effective as of December 31, 2007.

Mr. Dunham

Executive Benefits and Payments Upon Termination	Termination Without Cause or Voluntary Termination For Good Reason	Termination For Cause, Disability or Death
Base Salary	$1,635,000	$0
Bonus	1,364,360	0
Long Term Incentive Compensation	70,580	70,580
Health and Insurance Benefits	53,533	0
Earned Vacation	52,404	52,404

Mr. Murakami

Executive Benefits and Payments Upon Termination	Termination Without Cause or Voluntary Termination For Good Reason	Termination For Cause, Disability or Death
Base Salary	$450,000	$0
Bonus	307,433	0
Long Term Incentive Compensation	20,341	20,341
Health and Insurance Benefits	15,953	0
Earned Vacation	8,654	8,654

Ms. Welty

Executive Benefits and Payments Upon Termination	Termination Without Cause or Voluntary Termination For Good Reason	Termination For Cause, Disability or Death
Base Salary	$480,000	$0
Bonus	0	0
Long Term Incentive Compensation	0	0
Health and Insurance Benefits	20,467	0
Earned Vacation	16,615	16,615

Mr. Koenig

Executive Benefits and Payments Upon Termination	Termination Without Cause or Voluntary Termination For Good Reason	Termination For Cause, Disability or Death
Base Salary	$490,000	$0
Bonus	401,753	0
Long Term Incentive Compensation	23,658	23,658
Health and Insurance Benefits	20,873	0
Earned Vacation	6,596	6,596

Mr. Mahoney

Executive Benefits and Payments Upon Termination	Termination Without Cause or Voluntary Termination For Good Reason	Termination For Cause, Disability or Death
Base Salary	$474,000	$0
Bonus	265,320	0
Long Term Incentive Compensation	20,341	20,341
Health and Insurance Benefits	28,909	0
Earned Vacation	22,788	22,788

Mr. Stokes

Executive Benefits and Payments Upon Termination	Termination Without Cause or Voluntary Termination For Good Reason	Termination For Cause, Disability or Death
Base Salary	$525,000	$0
Bonus	434,611	0
Long Term Incentive Compensation	24,947	24,947
Health and Insurance Benefits	18,309	0
Earned Vacation	15,144	15,144

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for filing with the U.S. Securities and Exchange Commission.

COMPENSATION COMMITTEE

Michael C. Franson

Richard A. Roman

Neil R. Thornton

Keith R. Larson

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three directors who are considered independent under applicable SEC and Nasdaq listing rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. The Audit Committee annually reviews and selects the Company’s independent registered public accounting firm and preapproves any non-audit work required of the public accounting firm.

Management is responsible for preparing the Company’s financial statements. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon, and for performing an independent audit of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with the independent accountants and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the above discussions and review with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Wayne B. Kingsley

Richard A. Roman

Neil R. Thornton

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of shares with the SEC. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to 2007, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company’s equity securities have been complied with for 2007.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The table below sets forth certain information, as of March 17, 2008, regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) each of the named executive officers, (iii) each of the Company’s directors and director nominees, and (iv) all directors, director nominees and executive officers as a group. The address of each of the named executive officers and directors is c/o Northwest Pipe Company, 5721 SE Columbia Way, Suite 200, Vancouver, Washington, 98661.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Shares	Percent
Dimensional Fund Advisors LP (2)	792,010	8.7%
1299 Ocean Avenue
Santa Monica, CA 90401
The Bessemer Group, Incorporated (3)	483,789	5.3%
100 Woodbridge Center Drive
Woodbridge, NJ 07095
William R. Tagmyer	99,570	1.1%
Brian W. Dunham	227,562	2.5%
Charles L. Koenig	107,912	1.2%
Gary A. Stokes	51,919	*
Robert L. Mahoney	30,066	*
Stephanie J. Welty	—	*
John D. Murakami	38,547	*
Michael C. Franson	11,000	*
Wayne B. Kingsley	31,858	*
Keith R. Larson	7,000	*
Neil R. Thornton	15,095	*
Richard A. Roman	15,000	*
All directors and executive officers as a group (twelve persons)	635,529	6.7%

(*)	Represents beneficial ownership of less than one percent of the outstanding Common Stock.

(1)

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 17, 2008 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of stock options that are exercisable within 60 days of March 17, 2008 is as follows: Mr. Tagmyer – 0; Mr. Dunham – 117,822; Mr. Koenig – 42,638; Mr. Stokes – 43,271; Mr. Mahoney – 28,135; Ms. Welty – 0; Mr. Murakami – 30,154; Mr. Franson – 2,000; Mr. Kingsley – 20,000; Mr. Larson – 7,000; Mr. Thornton – 12,000; Mr. Roman – 15,000; and all directors and executive officers as a group – 318,020.

(2)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 6, 2008, reflecting its beneficial ownership of Common Stock as of December 31, 2007. The Schedule 13G/A states that Dimensional Fund Advisors LP has sole voting and dispositive power with respect to 792,010 shares of Common Stock.

(3)	The information as to beneficial ownership is based on a Schedule 13G filed with the U.S. Securities and Exchange Commission by The Bessemer Group, Incorporated on February 8, 2008, reflecting its beneficial ownership of Common Stock as of December 31, 2007. The Schedule 13G states The Bessemer Group, Incorporated has sole voting and dispositive power with respect to 483,789 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into a separation agreement with Mr. Murakami, former Vice President, Chief Financial Officer and Secretary, effective as of January 14, 2008. The agreement provides for a continuation of Mr. Murakami’s base salary of $225,000 for a period of twelve months, an immediate payment to Mr. Murakami of $150,000, and three payments of $10,000 each, payable over three months beginning in February 2008, provided Mr. Murakami complies with certain noncompete provisions. The Company will also pay the premiums for continuation of Mr. Murakami’s health insurance coverage for twelve months. The Company and Mr. Murakami have also entered into a consulting agreement pursuant to which Mr. Murakami will provide professional consulting services to the Company as requested at a rate of $125 per hour after the first 120 hours of such service. Mr. Murakami has agreed that, for a period of three months after the termination of his employment, he will not engage in any activity that would be in competition or conflict with the Company’s business, and that he will not solicit business from any customer of the Company or induce any person to leave the employment of the Company.

We believe that there has not been any other transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in “Executive Compensation” and Mr. Murakami’s termination agreement. We intend that any such future transactions will be approved by the Board of Directors and will be on terms no less favorable to our Company than could be obtained from unaffiliated third parties.

INDEPENDENT AUDITORS

Deloitte and Touche LLP served as the Company’s independent registered public accountants for the year ended December 31, 2007. Representatives of Deloitte and Touche LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Fees for services billed by the Company’s principal accountant, Deloitte and Touche LLP, for the year ended December 31, 2007, and billed by PricewaterhouseCoopers LLP for the year ended December 31, 2006 were as follows:

	2007	2006
Audit fees (1)	$215,000	$546,850
Audit-related fees (2)	—	185,135
Tax fees (3)	—	13,942

Total fees	$215,000	$745,927

(1)	Audit fees include fees for audits of the annual financial statements, including required quarterly reviews, and the audit of the Company’s internal control over financial reporting.

(2)	Audit-related fees include fees for services rendered in connection with the filing of the Company’s Registration Statement on Form S-3 on November 1, 2006, audits of the Company’s employee benefit plans and consultations concerning financial accounting and reporting.

(3)	Tax fees include fees for tax compliance, tax advice, and tax planning.

To help assure independence of the independent auditors, the Audit Committee has established a policy whereby all services of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis services may instead be approved by the Chief Executive Officer or the Chief Financial Officer. One hundred percent of the fees shown in the principal accountant fees schedule for 2007 and 2006 were approved by the Audit Committee.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2009 proxy statement. Any such proposal must be received by the Company not later than December 16, 2008. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2008 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders (including Form 10-K) for the year ended December 31, 2007 accompanies this Proxy Statement. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company’s Common Stock entitled to vote at the Annual Meeting, additional copies of the Company’s Annual Report. Written requests should be mailed to the Corporate Secretary, Northwest Pipe Company, 5721 SE Columbia Way, Suite 200, Vancouver, Washington, 98661.

By Order of the Board of Directors,

Brian W. Dunham

Chief Executive Officer and President

Portland, Oregon

April 9, 2008

NORTHWEST PIPE COMPANY

Proxy for Annual Meeting of Shareholders to be Held on May 13, 2008

The undersigned hereby names, constitutes and appoints William R. Tagmyer and Brian W. Dunham, or each of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Northwest Pipe Company (the “Company”) to be held at 9:00 a.m. local time in Portland, Oregon on Tuesday, May 13, 2008 at the Heathman Hotel, 1001 SW Broadway, Portland, OR 97205 and at any adjournments or postponements thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 17, 2008, with all the powers that the undersigned would possess if he or she were personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEE NAMED IN PROPOSAL 1. THE UNDERSIGNED SHAREHOLDER HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY’S PROXY STATEMENT AND HEREBY REVOKES ANY OTHER PROXY OR PROXIES PREVIOUSLY GIVEN.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Northwest Pipe Company account online.

Access your Northwest Pipe Company shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Northwest Pipe Company, now makes it easy and convenient to get current information on your shareholder account.

View account status

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Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

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Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

FOR the nominee listed below (except as marked to the contrary below)

WITHHOLD AUTHORITY (to vote for the nominee listed below)

1. Election of Director

(Instructions: To withhold authority to vote for the nominee, strike a line through the nominee’s name in the list below.)

01 William R. Tagmyer for a three year term, expiring in 2011

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEE NAMED ABOVE.

2. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

I do

do not

plan to attend the meeting. (please check)

Please sign exactly as your name appears on the Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign their official capacity, giving their full titles as such. If a partnership is signing, please sign in the partnership name by authorized person(s). If you receive than one Proxy Card, please sign and return all cards in the accompanying envelope.

Signature

Signature

Dated:

,2008

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/nwpx

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the internet at www.nwpipe.com